Exhibit 10(e)
KIMBALL INTERNATIONAL, INC.
1996 STOCK INCENTIVE PROGRAM

1. PURPOSE. The purpose of the Kimball International, Inc. 1996 Stock Incentive Program (the "Plan") is (i) to align the personal interests of Plan participants with those of the Share Owners of Kimball International, Inc. (the "Company"), (ii) to encourage key individuals to accept or continue employment with the Company and its subsidiaries, and (iii) to furnish incentive to such employees to improve operations and increase profits by providing such employees the opportunity to acquire Class B Common Stock of the Company ("Common Stock") or to receive monetary payments based on the value of such stock.

2. ADMINISTRATION. The Plan will be administered by a committee (the "Committee") of the Board of Directors of the Company consisting of three or more Directors as the Board may designate from time to time. The determinations of the Committee shall be made in accordance with their judgment as to the best interests of the Company and its Share Owners and in accordance with the purpose of the Plan. A majority of members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, by a writing signed by a majority of the Committee members.

3. SHARES RESERVED UNDER THE PLAN. There is hereby reserved for issuance under the Plan an aggregate of 2,100,000 shares of Common Stock of the Company, which may be authorized but unissued or treasury shares. All of such shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options. The maximum number of option shares which may be awarded to any participant during the term of the Plan is 200,000 shares. If there is a lapse, expiration, termination or cancellation of any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right or Performance Share award prior to the issuance of shares thereunder, or if shares are issued under a stock option, Stock Appreciation Right or Performance Share award and thereafter are reacquired by the Company pursuant to rights reserved upon issuance thereof, those shares may again be used for new benefits under this Plan. The shares hereby reserved are in addition to shares previously reserved under the Company's 1987 Stock Incentive Stock Program. Any shares of Common Stock reserved for issuance under the 1987 Program in excess of the number of shares as to which options or other benefits were granted prior to the date of the approval of this Plan by the Share Owners, plus any shares as to which options or other benefits granted under the 1987 Program may lapse, expire, or terminate after such date shall be available for issuance in connection with benefits under this Plan.

4. PARTICIPANTS. Participants will consist of such officers and other key employees of the Company or any subsidiary as the Committee in its sole discretion determines to have a major impact on the success and future growth and profitability of the Company (and members of the Company's Board of Directors who are not employees). Designation of a participant in any year shall not require the Committee to designate such person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the participant in any other year or as granted to any other participant in any year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective benefits.

5. TYPES OF BENEFITS. Benefits under the Plan may be granted in any one or a combination of (a) Incentive Stock Options; (b) Nonqualified Stock Options; (c) Stock Appreciation Rights; and (d) Performance Shares, all as hereinafter described.

6. INCENTIVE STOCK OPTIONS. Incentive Stock Options shall consist of stock options to purchase shares of Common Stock at purchase prices not less than 100% of the fair market value of the shares on the date the option is granted. Said purchase price may be paid by check or, in the discretion of the Committee, by the delivery of shares of Common Stock of the Company then owned by the participant or by certification of such ownership. Incentive Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant; provided, however, that no Incentive Stock Option shall be exercisable later than ten years after the grant date. The aggregate fair market value (determined as of the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and its parent and subsidiary corporations) shall not exceed $100,000.

7. NONQUALIFIED STOCK OPTIONS. Nonqualified Stock Options shall consist of stock options to purchase shares of Common Stock at purchase prices not less than 100% of the fair market value of the shares on the date the option is granted. Said purchase price may be paid by check or, in the discretion of the Committee, by the delivery of shares of Common Stock of the Company then owned by the participant or by certification of such ownership. Nonqualified Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant; provided, however, that no Nonqualified Stock Option shall be exercisable later than ten years after the grant date.

8. STOCK APPRECIATION RIGHTS. The Committee may, in its discretion, grant a Stock Appreciation Right in connection with any stock option granted hereunder. Each Stock Appreciation Right shall be subject to such terms and conditions consistent with the Plan as the Committee shall determine from time to time, including the following:

(i) A Stock Appreciation Right may be made part of an option at the time of its grant or at any time thereafter during the option term.

(ii) Each Stock Appreciation Right will entitle the holder to elect to receive, in lieu of exercising the option to which it relates, an amount (in cash or in Common Stock, or a combination thereof, all in the sole discretion of the Committee) equal to 100% of the excess of:

(A) the fair market value per share of the Company's Common Stock on the date of exercise of such right, multiplied by the number of shares with respect to which the right is being exercised, over

(B) the aggregate option price for such number of shares.

(iii) Each Stock Appreciation Right will be exercisable at the time and to the extent the option to which it relates is exercisable.

(iv) Upon exercise of a Stock Appreciation Right, the option (or portion thereof) with respect to which such right is exercised shall be surrendered and shall not thereafter be exercisable.

(v) Exercise of a Stock Appreciation Right will reduce the number of shares purchasable pursuant to the related option and available for issuance under the Plan to the extent of the number of shares with respect to which the right is exercised, whether or not any portion of the payment made upon exercise of such right is made in Common Stock of the Company.

9. PERFORMANCE SHARES. Performance Shares shall consist of shares of Common Stock which may be earned in whole or in part if certain goals established by the Committee are achieved over a period of time established by the Committee, but not in any event more than five years. The goals established by the Committee may be based on net income, return on equity or assets, earnings per share, cash flow, cost control and such other corporate, divisional, personal or other goals as may be established by the Committee in its discretion. In the event the minimum goal is not achieved at the conclusion of the period, no delivery of shares shall be made to the participant. In the event the maximum goal is achieved, 100% of the Performance Shares shall be delivered to the participant. Partial achievement of the maximum goal shall result in a delivery corresponding to the degree of achievement as determined by the Committee. The Committee shall have the discretion to satisfy a participant's Performance Shares by delivery of cash or stock or any combination thereof. The number of shares reserved for issuance hereunder shall be reduced by the number of Performance Shares earned even though a portion of the award is paid in cash.

10. FAIR MARKET VALUE. The fair market value of the Company's Common Stock at any time shall be determined in such manner as the Committee may deem appropriate, or as required by applicable law or regulation.

11. ADJUSTMENT PROVISIONS.

(a) If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding benefit shall be adjusted so that the aggregate consideration payable to the Company, if any, shall not be changed.

(b) Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available hereunder, the Board of Directors may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

(c) In the case of any merger, consolidation or combination of the Company with or into another corporation, other than a merger, consolidation or combination in which the Company is the continuing corporation and which does not result in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof (an
"Acquisition"):

(i) any participant to whom a stock option has been granted under the Plan shall have the right
(subject to the provisions of the Plan and any limitation applicable to such option) thereafter and during the term of such option, to receive upon exercise thereof the Acquisition Consideration receivable upon such Acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of such option or portion thereof, as the case may be, immediately prior to such Acquisition;

(ii) any participant to whom a Stock Appreciation Right has been granted under the Plan shall have the right (subject to the provisions of the Plan and any limitation applicable to such right)
thereafter and during the term of such right to receive upon exercise thereof the difference between the aggregate fair market value on the applicable date (as set forth in such right) of the
Acquisition Consideration receivable upon such Acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of the option related thereto or any portion thereof, as the case may be, immediately prior to such Acquisition and the aggregate option price of such option or portion thereof; and

(iii) any participant to whom a Performance Share award has been granted under the Plan shall have the right (subject to the provisions of the Plan and any limitations applicable to such award)
thereafter and during the term of such award to receive on the date set forth in such award, the
Acquisition Consideration receivable upon such Acquisition by a holder of the number of shares of Common Stock which are covered by such award.

The term "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one share of Common Stock of the Company upon consummation of an Acquisition.

12. NONTRANSFERABILITY. Each benefit granted under the Plan to an employee shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant's lifetime, only by the participant. In the event of the death of a participant exercise or payment shall be made only:

(i) by or to the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the benefit shall pass by will or the laws of descent and distribution; and

(ii) to the extent that the deceased participant was entitled thereto at the date of his death.

Notwithstanding the foregoing, at the discretion of the Committee, a grant of a benefit may permit the transfer of the benefit by the participant solely to members of the participant's immediate family or trusts or family partnerships for the benefit of such persons, subject to such terms and conditions as may be established by the Committee.

13. TAXES. The Company shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Company may defer making payment or delivery as to any benefit if any such tax is payable until indemnified to its satisfaction. The Committee may, in its discretion and subject to such rules as it may adopt, permit a participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with the exercise of a Nonqualified Stock Option or Stock Appreciation Right or receipt of Performance Shares, by electing to have the Company withhold shares of Common Stock having a fair market value equal to the amount to be withheld.

14. TENURE. A participant's right, if any, to continue to serve the Company and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

15. DURATION, AMENDMENT AND TERMINATION. No stock option or other benefit shall be granted after December 31, 2005; provided, however, that the terms and conditions applicable to any option or benefit granted on or before such date may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and a participant hereunder or under any other stock option plan of the Company, options or rights may be granted to such participant in substitution and exchange for, and in cancellation of, any benefits previously granted such participant under this Plan or any other stock option plan of the Company. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing benefit or change the terms and conditions thereof without the participant's consent. No amendment of the Plan to increase the number of reserved shares shall be effective unless approved within twelve months after the date of its adoption by the affirmative vote of the shareholders entitled to vote.

16. SHARE OWNER APPROVAL. The Plan was adopted by the Board on June 11, 1996, subject to Share Owner approval. The Plan and any benefits granted thereunder shall be null and void if Share Owner approval is not obtained within twelve months of the adoption of the Plan by the Board.

This exhibit has not been adjusted for the 1997 stock split.